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                                                                    Exhibit 99.1


PRESS RELEASE

CONTACTS:
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Kenneth W. Watson
Little Switzerland, Inc.
(340) 776-2010

Mary Ellen Goodall
Walter Denby
D.F. King & Co., Inc.
(212) 269-5550

FOR IMMEDIATE RELEASE
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                SEYMOUR HOLTZMAN INFORMS LITTLE SWITZERLAND THAT
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              HE WILL NOT STAND FOR ELECTION AT THE ANNUAL MEETING
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     ST. THOMAS, U.S. VIRGIN ISLANDS, April 1, 1999.....Little Switzerland, Inc.
(NASDAQ:LSVI) today announced that Seymour Holtzman has informed the Company that he will not stand for election as a Class I Director at the annual meeting of stockholders scheduled for Wednesday, April 7, 1999. The Board of Directors will not nominate any other person in the place of Mr. Holtzman. Thus, immediately following the annual meeting, the Board will consist of five directors. The Board has nominated the following persons as its nominees for election at the annual meeting: Adriane J. Dudley as a Class I Director, with a term expiring at the 2001 annual meeting, and Melanie L. Sturm and Richard C. Hunter as Class III Directors, each with a term expiring at the 2000 annual meeting. At the annual meeting, properly executed proxies voting in favor of the Board's nominees will be voted for the election of Adriane J. Dudley, Melanie L. Sturm and Richard C. Hunter.

     Little Switzerland, Inc. is a leading specialty retailer of brand name watches, jewelry, crystal, china, fragrances and accessories, operating 21 stores on nine Caribbean islands, and two stores in Alaska cruise ship destinations. The Company's primary market consists of vacationing tourists attracted by free-port pricing, duty-free allowances and a wide variety of high quality merchandise.